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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 24, 2002

THE AES CORPORATION
(exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation)	0-19281 (Commission File No.)	54-1163725 (IRS Employer ID No.)

1001 North 19th Street, Suite 2000
Arlington, Virginia 22209
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:
 (703) 522-1315

NOT APPLICABLE
(Former Name or Former Address, if changed since last report)

Item 5. Other Events

Eletropaulo Update

        On October 23, 2002, the Investment arm of the Brazilian National Bank for Economic and Social Development (BNDESPAR) had agreed to defer until November 25, 2002 a $6 million interest payment due by an AES subsidiary related to the acquisition of preferred shares of Eletropaulo Metropolitana Electricidade de Sao Paulo S.A., the electric distribution company for Sao Paulo, Brazil.

Third Quarter Earnings Release

        The AES Corporation (NYSE: AES) today reported earnings from recurring operations of $92 million, or 17 cents per share, for the third quarter ended September 30, 2002, down 39% from $151 million, or 28 cents per share, in the year earlier quarter. Earnings from recurring operations for the nine months ended September 30, 2002, were $410 million, or 76 cents per share, down 26% from $557 million, or $1.03 per share, for the nine months ended September 30, 2001. Revenues for the third quarter were $2.1 billion, up 16% percent from a year earlier.

        After adjusting for non-cash charges and discontinued business operations, AES reported a GAAP loss for the third quarter of $(314) million, or (58) cents per share. For the nine months ended September 30, 2002, the GAAP loss was $(743) million, or $(1.38) per share. The GAAP loss for the third quarter of 2002 includes $(215) million, or (40) cents per share, from discontinued operations.

THE AES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE QUARTERS ENDED SEPTEMBER 30, 2002 AND 2001

	Quarter Ended 9/30/2002	Quarter Ended 9/30/2001
	$ in millions, except per share amounts)
REVENUES:
Sales and services	$2,138	$1,845
OPERATING COSTS AND EXPENSES:
Cost of sales and services	1,548	1,362
Selling, general and administrative expenses	12	17

Total operating costs and expenses	1,560	1,379

OPERATING INCOME	578	466
OTHER INCOME AND (EXPENSE):
Interest expense, net	(473)	(382)
Other expense, net	(210)	(10)
Equity in earnings (loss) of affiliates (before income tax)	(20)	(23)
Nonrecurring severance and transaction costs	—	(37)

INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTEREST	(125)	14
Income tax benefit	(46)	(1)
Minority interest expense	20	9

INCOME (LOSS) FROM CONTINUING OPERATIONS	(99)	6
Loss from operations of discontinued components (net of income taxes of $3 and $2, respectively)	(215)	(3)

NET INCOME (LOSS)	$(314)	$3

DILUTED EARNINGS PER SHARE:
Income (loss) from continuing operations	$(0.18)	$0.01
Discontinued operations	(0.40)	—

Total	$(0.58)	$0.01

Diluted weighted average shares outstanding (in millions)	542	537

THE AES CORPORATION—Supplemental Schedule

Reconciliation of GAAP Net income (loss) before discontinued operations to Net income excluding Brazil, Argentina and Venezuela foreign currency effects, effects of FAS No. 133 and nonrecurring items.

FOR THE QUARTERS ENDED SEPTEMBER 30, 2002 AND 2001

	Quarter ended 9/30/2002		Quarter ended 9/30/2001
	Amount	Amount per share	Amount	Amount per share
	($ in millions, except per share amounts)
Net income (loss) before discontinued operations	$(99)	$(0.18)	$6	$0.01
South America foreign currency transaction losses, net(1)	182	0.33	82	0.15
Mark to market losses from FAS No. 133(2)	9	0.02	39	0.07
Transaction and severance costs related to IPALCO transaction	—	—	24	0.05

Net income from recurring operations	$92	$0.17	$151	$0.28

Diluted weighted average shares outstanding (in millions)		542		542

(1)
South America foreign currency transaction losses, net, consist of the following in 2002: a loss of approximately $203 million after income tax, or $0.37 per share, from Brazil, and a gain of approximately $21 million after income tax, or $0.04 per share, from Venezuela. For 2001, South America foreign currency transaction losses consist of a loss of approximately $82 million after income tax, or $0.15 per share, from Brazil.

(2)
Mark to market losses from FAS No. 133 consist of the following in 2002: a loss of approximately $22 million after income tax, or $0.04 per share, from interest rate instruments, a gain of approximately $8 million after income tax, or $0.01 per share, from foreign exchange rate instruments, and a gain of $5 million after income tax, or $0.01 per share, from commodity contracts. For 2001, mark to market losses from FAS No. 133 consist of the following: a loss of approximately $31 million after income tax, or $0.06 per share, from interest rate instruments, a gain of approximately $1 million after income tax from foreign exchange rate instruments, and a loss of approximately $9 million after income tax, or $0.01 per share, from commodity contracts.

THE AES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

	Nine Months Ended 9/30/2002	Nine Months Ended 9/30/2001
	($ in millions, except per share amounts)
REVENUES:
Sales and services	$6,498	$5,806
OPERATING COSTS AND EXPENSES:
Cost of sales and services	4,782	4,251
Selling, general and administrative expenses	68	73

Total operating costs and expenses	4,850	4,324

OPERATING INCOME	1,648	1,482
OTHER INCOME AND (EXPENSE):
Interest expense, net	(1,285)	(1,025)
Other income (expense), net	(276)	21
Equity in earnings of affiliates (before income tax)	36	126
Loss on sale or write-down of investments	(116)	—
Nonrecurring severance and transaction costs	—	(131)

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST	7	473
Income tax provision	42	141
Minority interest (income) expense	(11)	65

INCOME (LOSS) FROM CONTINUING OPERATIONS	(24)	267
Loss from operations of discontinued components (net of income taxes of $15 and $18, respectively)	(373)	(38)

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	(397)	229
Cumulative effect of accounting change (net of income taxes of $72)	(346)	—

NET INCOME (LOSS)	$(743)	$229

DILUTED EARNINGS PER SHARE:
Income (loss) from continuing operations	$(0.04)	$0.50
Discontinued operations	(0.69)	(0.07)
Cumulative effect of accounting change	(0.65)	—

Total	$(1.38)	$0.43

Diluted weighted average shares outstanding (in millions)	537	538

THE AES CORPORATION—Supplemental Schedule

        Reconciliation of GAAP Net income (loss) before discontinued operations and accounting change to Net income excluding Brazil, Argentina and Venezuela foreign currency effects, effects of FAS No. 133 and nonrecurring items.

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

	Nine Months ended 9/30/2002		Nine Months ended 9/30/2001
	Amount	Amount per share	Amount	Amount per share
	($ in millions, except per share amounts)
Net income (loss) before discontinued operations and accounting change	$(24)	$(0.04)	$267	$0.50
South America foreign currency transaction losses, net(1)	321	0.59	176	0.32
Mark to market (gains) losses from FAS No. 133(2)	(90)	(0.16)	29	0.05
Loss on sale or write-down of investments(3)	104	0.19	—	—
Provision for regulatory decision in Brazil(4)	99	0.18	—	—
Transaction and severance costs related to IPALCO transaction	—	—	85	0.16

Net income from recurring operations	$410	$0.76	$557	$1.03

Diluted weighted average shares outstanding (in millions)		544		543

(1)
South America foreign currency transaction losses, net, consist of the following in 2002: a loss of approximately $298 million after income tax, or $0.55 per share, from Brazil; a loss of approximately $134 million after income tax, or $0.25 per share, from Argentina; and a gain of approximately $111 million after income tax, or $0.21 per share, from Venezuela. For 2001, South America foreign currency transaction losses, net, consist of the following: a loss of approximately $187 million after income tax, or $0.34 per share, from Brazil, and a gain of approximately $11 million after income tax, or $0.02 per share, from Venezuela.

(2)
Mark to market gains from FAS No. 133 consist of the following in 2002: a loss of approximately $29 million after income tax, or $0.06 per share, from interest rate instruments, a gain of approximately $38 million after income tax, or $0.07 per share, from foreign exchange rate instruments, and a gain of $81 million after income tax, or $0.15 per share, from commodity contracts. For 2001, mark to market losses from FAS No. 133 consist of the following: a loss of approximately $66 million after income tax, or $0.12 per share, from interest rate instruments, a gain of approximately $29 million after income tax, or $0.05 per share, from foreign exchange rate instruments, and a gain of approximately $8 million after income tax, or $0.02 per share, from commodity contracts.

(3)
Amount consists of a loss of $40 million after income tax, or $0.07 per share, resulting from an impairment charge related to an equity method investment in a Latin American telecommunications company, and a loss of $14 million after income tax, or $0.03 per share, related to the loss on sale of an equity method investment in a Latin American telecommunications company. Additionally, amount includes a loss of $50 million after income tax, or $0.09 per share, related to the loss recognized on the sale of CANTV shares.

(4)
The Company has recorded the retroactive regulatory decision by the Brazilian regulator depriving AES Sul of amounts the Company believes it was entitled to receive as a reduction in revenue. Pro forma revenues for the nine months ended September 30, 2002, approximate $6.7 billion.

Business Segment Results

        AES's business segments, which include Contract Generation, Large Utilities, Competitive Supply and Growth Distribution generated combined income before income taxes (EBT) of $257 million for the third quarter of 2002 as compared to $359 million during the same period last year. On a geographic basis, EBT for the third quarter of 2002 was generated 71% from North America, 6% from South America, 6% from the Caribbean, 11% from Asia and 6% from Europe and Africa.

Contract Generation

	3Q 2002	3Q 2001	Variance
	($ in millions)
Segment revenues	$611	$590	$21
% of total revenues	29%	32%	(3)%
Operating margin	$245	$152	$93
% of segment revenues	40%	26%	14%
EBT	$142	$75	$67
% of total EBT	55%	21%	34%

        Contract Generation consists of our power plants located around the world that have contractually limited their exposure to commodity price risks (primarily electricity prices) for a period of at least five years and for 75% or more of their expected output capacity.

        For the third quarter of 2002, Contract Generation revenues were $611 million and represented 29% of total revenues for the quarter, an increase of $21 million over 2001. The most significant contributions continued to be from North and South America, which in aggregate comprised 61% of Contract Generation revenue for the quarter as compared to 63% for the third quarter of 2001. Revenues were enhanced with the addition of recently completed contract generation businesses totaling 1,537 mw (added subsequent to the third quarter of 2001), including Ironwood in Pennsylvania (705 mw natural gas) and Red Oak in New Jersey (832 mw natural gas). Revenues also improved at Warrior Run in Maryland, Shady Point in Oklahoma, Tiszai in Hungary, Ebute in Nigeria, Los Mina in the Dominican Republic and Ecogen in Australia. These improvements were offset by declines at Uruguaiana and Tiete in Brazil, the Gener plants in Chile, Southland and Mendota in California, Lal Pir and Pak Gen in Pakistan and Haripur in Bangladesh.

        The operating margin (as a percentage of revenues) for our Contract Generation segment showed significant improvement over the third quarter of 2001 at 40% for the third quarter of 2002 as compared to 26% for the third quarter of 2001. Stronger margins and margin percentages arose during the quarter at most contract generation plants in South America, North America, Europe and Africa, with the most significant improvements at Tiete and Uruguaiana in Brazil (due to the discontinuance of electricity rationing in 2002), Warrior Run, Ironwood and Red Oak in the U.S., Kilroot in Northern Ireland, Tiszai in Hungary and Ebute in Nigeria. These improvements were partially offset by declines at Southland and Mendota in California, Lal Pir and Pak Gen in Pakistan and Haripur in Bangladesh.

        As a result, Contract Generation delivered $142 million of EBT (or 55% of the total) for the third quarter of 2002, an increase of 89% over the third quarter of 2001 EBT of $75 million (21% of the total). All geographic regions showed increases in EBT within the contract generation segment except for the Caribbean and Asia.

Competitive Supply

	3Q 2002	3Q 2001	Variance
	($ in millions)
Segment revenues	$437	$513	$(76)
% of total revenues	20%	28%	(8)%
Operating margin	$98	$126	$(28)
% of segment revenues	22%	25%	(3)%
EBT	$29	$83	$(54)
% of total EBT	11%	23%	(12)%

        Competitive Supply consists primarily of our power plants selling electricity directly to wholesale customers in competitive markets and as a result the profitability of such plants are generally more sensitive to fluctuations in the market price of electricity, natural gas and coal, in particular. During the third quarter, AES completed the sale of NewEnergy, a competitive retail supply business for approximately $260 million. As a result of the sale, NewEnergy's results are included in the income statement for both 2001 and 2002 periods as a discontinued operation and are therefore excluded from the discussion below.

        For the third quarter of 2002, revenues for this segment were $437 million and represented 20% of total revenues for the quarter. The most significant contributions continued to be from the competitive markets of the UK and the U.S. that in aggregate comprised 73% of Competitive Supply revenue for the quarter. Competitive market prices declined year over year in Argentina due to the devaluation of the Peso in January 2002 and prices were also lower in California and the UK compared to 2001 and as a result total revenue for the competitive supply segment decreased 15% from the third quarter of 2001. Certain plants showed offsetting revenue improvements including Tiszapalkonya in Hungary and Chivor in Colombia. Year on year increases associated with new businesses in 2002 included Parana in Argentina (845 mw gas) and Delano in California (50 mw gas).

        The operating margin (as a percentage of revenues) for our Competitive Supply segment was 22% in the third quarter of 2002, a decrease from 25% in the third quarter of 2001. Improvements in margin and margin percentages were most significant at San Nicolas in Argentina due to export contracts that include a fixed capacity payment in U.S. Dollars, at Deepwater in Texas, Tiszapalkonya and Borsod in Hungary, and in the Caribbean region at Chivor in Colombia and at Panama. These improvements were offset by lower margins at Alicura in Argentina, the New York plants, Whitefield in New Hampshire, Barry and Drax in the UK, and most significantly by margin reductions at Placerita in California which operated minimally during the third quarter of 2002 due to lower prices in California. Overall, operating margin for competitive supply declined 22% to $98 million for the third quarter of 2002.

        As a result of lower competitive prices, primarily in California and the UK, Competitive Supply generated $29 million of EBT (or 11% of the total) for the third quarter of 2002, a decrease from the 2001 third quarter EBT of $83 million.

Large Utilities

	3Q 2002	3Q 2001	Variance
	($ in millions)
Segment revenues	$781	$424	$357
% of total revenues	37%	23%	14%
Operating margin	$200	$155	$45
% of segment revenues	26%	37%	(11)%
EBT	$87	$203	$(116)
% of total EBT	34%	56%	(22)%

        The Large Utilities segment is comprised of our four large integrated utilities that serve nearly 11 million customers in North America, the Caribbean and South America. Businesses include IPALCO in Indiana, EDC in Venezuela along with CEMIG (an equity affiliate) and Eletropaulo in Brazil. During the second quarter of 2002, AES announced the sale of CILCO, a large utility business serving Central Illinois, for an enterprise value of approximately $1.4 billion. As a result of the pending sale, CILCO's results are included in the income statement for both 2001 and 2002 periods as a discontinued operation and are therefore excluded from the discussion below.

        For the third quarter of 2002, revenues for this segment were $781 million and represented 37% of total revenues for the quarter. The significant increase in revenues of 84% resulted primarily from consolidating the results of Eletropaulo (serving Sao Paulo, Brazil) beginning in February 2002 when AES acquired control of that business with a 68% voting interest (increased from 49% prior to that date when Eletropaulo was treated as an equity affiliate). Additional revenues from Eletropaulo of $416 million were aided by a slight increase in revenue at IPALCO and offset by a 31% decrease in revenues at EDC to $138 million primarily due to the devaluation of the Bolivar during 2002.

        The operating margin was $200 million for the quarter, an increase of 29% over 2001 due to the consolidation of Eletropaulo and an improvement in the operating margin at IPALCO. These increases were offset by a decline in the operating margin at EDC. As a percentage of sales the operating margin for large utilities was 26%, down from 37% for the third quarter of 2001 because of reductions in margin at EDC resulting in part from the devaluation of the Bolivar as well as lower than average segment margins at Eletropaulo during the third quarter of 2002 because of slower than anticipated recovery of electricity demand from the effects of rationing in Brazil that ended in March 2002.

        Large Utilities generated $87 million of EBT (or 34% of the total) for the third quarter of 2002, down from the third quarter EBT for 2001 of $203 million (or 56%). The reduction in third quarter 2002 results primarily from reduced contributions (after associated interest costs) from Eletropaulo and EDC because of the factors discussed above.

Growth Distribution

	3Q 2002	3Q 2001	Variance
	($ in millions)
Segment revenues	$308	$317	$(9)
% of total revenues	14%	17%	(3)%
Operating margin	$48	$49	$(1)
% of segment revenues	16%	15%	1%
EBT	$—	$(2)	$2
% of total EBT	—%	—%	—%

        Our Growth Distribution segment, serving over 5 million customers, consists of electricity distribution companies that are generally located in developing countries or regions where the demand for electricity is expected to grow at a rate higher than in more developed regions.

        For the third quarter of 2002, revenues were $308 million and represented 14% of total revenues for the quarter. The Caribbean represents the most significant contributor representing 45% of growth distribution revenues, while South America represents 29% and Europe and Africa contributing the remaining 26% for the quarter.

        Growth Distribution revenues increased at Ede Este in the Dominican Republic, Kievoblenergo and Rivnooblenergo in Ukraine as well as at Sonel in Cameroon. These increases were offset by significant reductions in Argentina because of the devaluation of the Argentine Peso, reductions at Sul because of the devaluation during the quarter of the Brazilian Real, reductions in revenues at our El Salvador distribution businesses and the change to reflect Cesco in India as an equity affiliate in the third quarter of 2001.

        The operating margin was $48 million or 16% of revenues as compared with $49 million and 15% of revenues for the third quarter of 2001. Margins improved at Sul in Brazil, Sonel in Cameroon, Telasi in Georgia, Kievoblenergo and Rivnooblenergo in the Ukraine and Ede Este in the Dominican Republic. Despite the reductions in revenue and operating margin arising from the devaluation of the Argentine Peso during 2002, the margin percentages in the Argentine distribution businesses improved slightly as compared to the third quarter of 2001.

        As a result, Growth Distribution was break even for the third quarter of 2002, a slight increase from EBT of $(2) million in the third quarter of 2001.

THE AES CORPORATION—Supplemental Data

	2001					2002
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr
GEOGRAPHIC—% of Total
North America
Revenues(5)	26%	26%	32%	24%	27%	22%	22%	27%
Income before Taxes(1)	40%	31%	56%	34%	40%	34%	37%	71%
Caribbean(2)
Revenues(5)	26%	25%	24%	20%	24%	18%	17%	17%
Income before Taxes(1)	17%	29%	14%	30%	22%	13%	9%	6%
South America
Revenues(5)	20%	24%	21%	25%	22%	34%	37%	32%
Income before Taxes(1)	34%	36%	21%	24%	29%	26%	26%	6%
Europe/Africa
Revenues(5)	19%	17%	20%	24%	20%	21%	18%	18%
Income before Taxes(1)	5%	(2)%	2%	6%	3%	16%	14%	6%
Asia
Revenues(5)	9%	8%	3%	7%	7%	5%	6%	6%
Income before Taxes(1)	4%	6%	7%	6%	6%	11%	14%	11%
SEGMENTS—% of Total
Contract Generation
Revenues(5)	33%	33%	32%	32%	32%	29%	28%	29%
Operating Margin(3)	39%	37%	32%	49%	40%	39%	43%	41%
Income before Taxes(1)	35%	22%	21%	64%	34%	45%	45%	55%
Competitive Supply
Revenues(5)	27%	23%	28%	24%	26%	21%	19%	20%
Operating Margin(3)	28%	19%	26%	16%	22%	15%	16%	17%
Income before Taxes(1)	17%	4%	23%	—	12%	10%	13%	11%
Large Utilities
Revenues(5)	20%	23%	23%	19%	21%	34%	38%	37%
Operating Margin(3)	28%	35%	32%	20%	28%	34%	33%	34%
Income before Taxes(1)	48%	71%	56%	12%	49%	34%	37%	34%
Growth Distribution Businesses
Revenues(5)	20%	21%	17%	25%	21%	16%	15%	14%
Operating Margin(3)	5%	9%	10%	15%	10%	12%	8%	8%
Income before Taxes(1)	—	3%	—	24%	5%	11%	5%	—
FINANCIAL HIGHLIGHTS—$ in millions, except Total Assets in billions
Revenues(5)	$2,084	$1,877	$1,845	$1,950	$7,756	$2,248	$2,272	$2,138
Gross Margin Percentage	29%	25%	26%	33%	28%	31%	26%	28%
Income before Taxes(1)	$479	$421	$359	$323	$1,582	$392	$345	$257
Net Income Excluding Extraordinary and Other Items(4)	$225	$181	$151	$128	$685	$176	$142	$92
Total Assets (billions)	$36	$36	$36	$37	$37	$40	$39	$37
Deprec./Amort.	$181	$186	$198	$196	$761	$200	$202	$198

(1)
Income before taxes excludes the Corporate and Business Development segment. The following items are included in the Corporate and Business Development segment: corporate interest, other corporate costs, business development expenses, Brazilian affiliates foreign currency effects, Argentine affiliates foreign currency effects, Venezuelan affiliates foreign currency effects, effects of FAS No. 133, nonrecurring items, discontinued operations and cumulative effect of accounting change.
(2)
Includes Venezuela and Colombia.
(3)
Operating Margin is revenues reduced by cost of sales, depreciation and amortization and other operating expenses.
(4)
Net income excludes Brazilian affiliates foreign currency effects, Argentine affiliates foreign currency effects, Venezuelan affiliates foreign currency effects, effects of FAS No. 133, nonrecurring items, discontinued operations and cumulative effect of accounting change.
(5)
Revenues and amounts calculated using revenues for the second quarter of 2002 exclude the effect of the provision related to the Brazilian regulatory decision recorded by AES Sul.

THE AES CORPORATION

CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2002 AND DECEMBER 31, 2001

	September 30, 2002	December 31, 2001
	($ in millions)
Assets:
Current assets:
Cash and cash equivalents, including restricted cash of $371 and $357, respectively	$1,346	$1,279
Short term investments	305	215
Accounts receivable, net of reserves of $352 and $240, respectively	1,292	1,313
Inventory	503	562
Receivable from affiliates	10	10
Deferred income taxes	338	244
Prepaid expenses and other assets	948	602
Current assets of discontinued operations	300	467

Total current assets	5,042	4,692
Property, Plant and Equipment:
Land	697	567
Electric generation and distribution assets	21,624	20,173
Accumulated depreciation	(4,102)	(3,177)
Construction in progress	4,683	4,412

Property, plant and equipment, net	22,902	21,975
Other assets:
Deferred financing costs, net	416	437
Project development costs	68	66
Investment in and advances to affiliates	1,092	3,100
Debt service reserves and other deposits	378	472
Goodwill, net	2,040	2,408
Long-term assets of discontinued operations	2,080	2,752
Other assets	2,548	910

Total other assets	8,622	10,145

Total Assets	$36,566	$36,812

Liabilities & Stockholders' Equity
Current liabilities:
Accounts payable	$1,085	$736
Accrued interest	443	281
Accrued and other liabilities	1,159	799
Current liabilities of discontinued operations	553	642
Recourse debt-current portion	1,544	488
Non-recourse debt-current portion	3,400	1,982

Total current liabilities	8,184	4,928
Long-term liabilities
Recourse debt	4,180	4,913
Non-recourse debt	14,027	13,789
Deferred income taxes	1,650	1,695
Long-term liabilities of discontinued operations	1,252	1,413
Other long-term liabilities	2,978	2,027

Total long-term liabilities	24,087	23,837
Minority interest, including discontinued operations of $41 and $124, respectively	904	1,530
Company obligated convertible mandatorily redeemable preferred securities of subsidiary trusts holding solely junior subordinated debentures of AES	978	978
Stockholders' equity:
Common stock	5	5
Additional paid-in capital	5,268	5,225
Retained earnings	2,067	2,809
Accumulated other comprehensive loss	(4,927)	(2,500)

Total stockholders' equity	2,413	5,539

Total Liabilities and Stockholders' Equity	$36,566	$36,812

THE AES CORPORATION

CAPITAL RESOURCES AND OTHER BALANCE SHEET DATA

($ in billions)

	September 30, 2002	December 31, 2001
Capitalization:
Recourse debt	$5.72	$5.40
Non-recourse debt	17.43	15.77

Total debt	23.15	21.17
Preferred Securities	0.98	0.98
Minority Interest	0.90	1.53
Stockholders' equity	2.41	5.54

Total capitalization	$27.44	$29.22

Selected Balance Sheet Data by Geographic Region:

	Property, Plant & Equipment	Total Assets	Non-recourse Debt
September 30, 2002
North America	29%	22%	25%
Caribbean	22%	18%	18%
South America	18%	25%	32%
Europe/Africa	23%	20%	18%
Asia	8%	7%	7%
Discontinued operations	—	6%	—
Corporate	—	2%	—
December 31, 2001
North America	29%	21%	28%
Caribbean	22%	18%	20%
South America	20%	27%	28%
Europe/Africa	23%	18%	19%
Asia	6%	6%	5%
Discontinued operations	—	9%	—
Corporate	—	1%	—

Selected Balance Sheet Data by Line of Business:

	Property, Plant & Equipment	Total Assets	Non-recourse Debt
September 30, 2002
Contract Generation	37%	35%	38%
Competitive Supply	33%	25%	23%
Large Utilities	24%	25%	32%
Growth Distribution Businesses	6%	7%	7%
Discontinued operations	—	6%	—
Corporate	—	2%	—
December 31, 2001
Contract Generation	37%	33%	40%
Competitive Supply	34%	25%	25%
Large Utilities	19%	20%	26%
Growth Distribution Businesses	10%	12%	9%
Discontinued operations	—	9%	—
Corporate	—	1%	—

Item 9. Regulation FD Disclosure

        On October 24, 2002, The AES Corporation issued its press release for the third quarter of 2002, which is presented below.

AES REPORTS THIRD QUARTER EARNINGS FROM RECURRING OPERATIONS OF $0.17 PER SHARE AND LAST TWELVE MONTH PARENT COMPANY OPERATING CASH FLOW OF $1.24 BILLION

Net Loss of $(0.58) Per Share for the Quarter After Discontinued Operations

        ARLINGTON, VA, October 24, 2002—The AES Corporation (NYSE: AES) today reported earnings from recurring operations of $92 million, or 17 cents per share, for the third quarter ended September 30, 2002, down 39% from $151 million, or 28 cents per share, in the year earlier quarter. Earnings from recurring operations for the nine months ended September 30, 2002, were $410 million, or 76 cents per share, down 26% from $557 million, or $1.03 per share, for the nine months ended September 30, 2001. Revenues for the third quarter were $2.1 billion, up 16% percent from a year earlier.

        After adjusting for non-cash charges and discontinued business operations, AES reported a GAAP loss for the third quarter of $(314) million, or (58) cents per share. For the nine months ended September 30, 2002, the GAAP loss was $(743) million, or $(1.38) per share. The GAAP loss for the third quarter of 2002 includes $(215) million, or (40) cents per share, from discontinued operations.

        Parent operating cash flow was $1.24 billion for the twelve months ended September 30, 2002 and $252 million for the third quarter of 2002. Parent company liquidity at September 30, 2002, stood at $395 million.

SUMMARY OF KEY FINANCIAL RESULTS

	3Q 2002	3Q 2001	Change	YTD 2002	YTD 2001	Change
Pro Forma Net Income
Millions ($)	92	151	(59)	410	557	(147)
$/share	0.17	0.28	(0.11)	0.76	1.03	(0.27)
GAAP Income (Loss) from Continuing Operations
Millions ($)	(99)	6	(105)	(24)	267	(291)
$/share	(0.18)	0.01	(0.19)	(0.04)	0.50	(0.54)
Parent Operating Cash Flow
Millions ($)	252	335	(83)	846	782	64

        "This has been a challenging time for AES and others in our industry. We are intensely focused on managing cash flow and liquidity as we work on solutions to near term challenges. At the same time, we remain committed to strengthening AES for the longer term through various initiatives to improve business performance," said President and Chief Executive Officer, Paul Hanrahan. "As a result of these efforts, we have begun to see improvements in the operating margins in many of our businesses, especially in the contract generation business line." Mr. Hanrahan continued, "We have also made good progress on asset sales. In September we completed the sale of AES NewEnergy ahead of schedule for approximately $260 million, and we expect to close the sale of Cilcorp by the end of the first quarter of 2003 and to realize approximately $500 million in cash."

        Barry Sharp, Chief Financial Officer, added, "This quarter we have also launched an exchange offer for our 2002 and 2003 notes as well as a new multi-tranche $1.6 billion senior secured credit facility. This is an extremely important transaction for AES as it will help address our near term liquidity issues, permitting the company to establish a more manageable debt maturity schedule over the next several years, as well as providing the flexibility to delever and strengthen the balance sheet."

Other Information

        This information will be discussed on a conference call to be held today, Thursday October 24, 2002, at 9:00 am (Eastern Daylight Time). You may access the call via a live webcast which will be available online at http://www.aes.com under the Investor Relations section. This webcast will be available online until Friday, November 1, 2002. Also a telephonic replay of the call will be available from approximately 11:30 am on Thursday, October 24, until 6:00 pm on Friday, November 1 (Eastern Time). Please dial (800) 633 8284. The system will ask for a reservation number, please enter 20892490 followed by the pound key #. International callers should dial (402) 977 9140.

        "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This news release may contain "forward-looking statements" regarding The AES Corporation's business. These statements are not historical facts, but statements that involve risks and uncertainties. Actual results could differ materially from those projected in these forward-looking statements. For a discussion of such risks and uncertainties, see "Risk Factors" in the Company's Annual Report or Form 10-K for the most recently ended fiscal year.

        AES is a leading global power company comprised of contract generation, competitive supply, large utilities and growth distribution businesses.

        The company's generating assets include interests in 176 facilities totaling over 60 gigawatts of capacity, in 33 countries. AES's electricity distribution network sells over 108,000 gigawatt hours per year to over 16 million end-use customers.

THE AES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE QUARTERS ENDED SEPTEMBER 30, 2002 AND 2001

	Quarter Ended 9/30/2002	Quarter Ended 9/30/2001
	($ in millions, except per share amounts)
REVENUES:
Sales and services	$2,138	$1,845
OPERATING COSTS AND EXPENSES:
Cost of sales and services	1,548	1,362
Selling, general and administrative expenses	12	17

Total operating costs and expenses	1,560	1,379

OPERATING INCOME	578	466
OTHER INCOME AND (EXPENSE):
Interest expense, net	(473)	(382)
Other expense, net	(210)	(10)
Equity in earnings (loss) of affiliates (before income tax)	(20)	(23)
Nonrecurring severance and transaction costs	—	(37)

INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTEREST	(125)	14
Income tax benefit	(46)	(1)
Minority interest expense	20	9

INCOME (LOSS) FROM CONTINUING OPERATIONS	(99)	6
Loss from operations of discontinued components (net of income taxes of $3 and $2, respectively)	(215)	(3)

NET INCOME (LOSS)	$(314)	$3

DILUTED EARNINGS PER SHARE:
Income (loss) from continuing operations	$(0.18)	$0.01
Discontinued operations	(0.40)	—

Total	$(0.58)	$0.01

Diluted weighted average shares outstanding (in millions)	542	537

THE AES CORPORATION—Supplemental Schedule

        Reconciliation of GAAP Net income (loss) before discontinued operations to Net income excluding Brazil, Argentina and Venezuela foreign currency effects, effects of FAS No. 133 and nonrecurring items.

FOR THE QUARTERS ENDED SEPTEMBER 30, 2002 AND 2001

	Quarter ended 9/30/2002		Quarter ended 9/30/2001
	Amount	Amount per share	Amount	Amount per share
	($ in millions, except per share amounts)
Net income (loss) before discontinued operations	$(99)	$(0.18)	$6	$0.01
South America foreign currency transaction losses, net(1)	182	0.33	82	0.15
Mark to market losses from FAS No. 133(2)	9	0.02	39	0.07
Transaction and severance costs related to IPALCO transaction	—	—	24	0.05

Net income from recurring operations	$92	$0.17	$151	$0.28

Diluted weighted average shares outstanding (in millions)		542		542

(1)
South America foreign currency transaction losses, net, consist of the following in 2002: a loss of approximately $203 million after income tax, or $0.37 per share, from Brazil, and a gain of approximately $21 million after income tax, or $0.04 per share, from Venezuela. For 2001, South America foreign currency transaction losses consist of a loss of approximately $82 million after income tax, or $0.15 per share, from Brazil.

(2)
Mark to market losses from FAS No. 133 consist of the following in 2002: a loss of approximately $22 million after income tax, or $0.04 per share, from interest rate instruments, a gain of approximately $8 million after income tax, or $0.01 per share, from foreign exchange rate instruments, and a gain of $5 million after income tax, or $0.01 per share, from commodity contracts. For 2001, mark to market losses from FAS No. 133 consist of the following: a loss of approximately $31 million after income tax, or $0.06 per share, from interest rate instruments, a gain of approximately $1 million after income tax from foreign exchange rate instruments, and a loss of approximately $9 million after income tax, or $0.01 per share, from commodity contracts.

THE AES CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

	Nine Months Ended 9/30/2002	Nine Months Ended 9/30/2001
	($ in millions, except per share amounts)
REVENUES:
Sales and services	$6,498	$5,806
OPERATING COSTS AND EXPENSES:
Cost of sales and services	4,782	4,251
Selling, general and administrative expenses	68	73

Total operating costs and expenses	4,850	4,324

OPERATING INCOME	1,648	1,482
OTHER INCOME AND (EXPENSE):
Interest expense, net	(1,285)	(1,025)
Other income (expense), net	(276)	21
Equity in earnings of affiliates (before income tax)	36	126
Loss on sale or write-down of investments	(116)	—
Nonrecurring severance and transaction costs	—	(131)

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST	7	473
Income tax provision	42	141
Minority interest (income) expense	(11)	65

INCOME (LOSS) FROM CONTINUING OPERATIONS	(24)	267
Loss from operations of discontinued components (net of income taxes of $15 and $18, respectively)	(373)	(38)

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	(397)	229
Cumulative effect of accounting change (net of income taxes of $72)	(346)	—

NET INCOME (LOSS)	$(743)	$229

DILUTED EARNINGS PER SHARE:
Income (loss) from continuing operations	$(0.04)	$0.50
Discontinued operations	(0.69)	(0.07)
Cumulative effect of accounting change	(0.65)	—

Total	$(1.38)	$0.43

Diluted weighted average shares outstanding (in millions)	537	538

THE AES CORPORATION—Supplemental Schedule

        Reconciliation of GAAP Net income (loss) before discontinued operations and accounting change to Net income excluding Brazil, Argentina and Venezuela foreign currency effects, effects of FAS No. 133 and nonrecurring items.

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

	Nine Months ended 9/30/2002		Nine Months ended 9/30/2001
	Amount	Amount per share	Amount	Amount per share
	($ in millions, except per share amounts)
Net income (loss) before discontinued operations and accounting change	$(24)	$(0.04)	$267	$0.50
South America foreign currency transaction losses, net(1)	321	0.59	176	0.32
Mark to market (gains) losses from FAS No. 133(2)	(90)	(0.16)	29	0.05
Loss on sale or write-down of investments(3)	104	0.19	—	—
Provision for regulatory decision in Brazil(4)	99	0.18	—	—
Transaction and severance costs related to IPALCO transaction	—	—	85	0.16

Net income from recurring operations	$410	$0.76	$557	$1.03

Diluted weighted average shares outstanding (in millions)		544		543

(1)
South America foreign currency transaction losses, net, consist of the following in 2002: a loss of approximately $298 million after income tax, or $0.55 per share, from Brazil; a loss of approximately $134 million after income tax, or $0.25 per share, from Argentina; and a gain of approximately $111 million after income tax, or $0.21 per share, from Venezuela. For 2001, South America foreign currency transaction losses, net, consist of the following: a loss of approximately $187 million after income tax, or $0.34 per share, from Brazil, and a gain of approximately $11 million after income tax, or $0.02 per share, from Venezuela.

(2)
Mark to market gains from FAS No. 133 consist of the following in 2002: a loss of approximately $29 million after income tax, or $0.06 per share, from interest rate instruments, a gain of approximately $38 million after income tax, or $0.07 per share, from foreign exchange rate instruments, and a gain of $81 million after income tax, or $0.15 per share, from commodity contracts. For 2001, mark to market losses from FAS No. 133 consist of the following: a loss of approximately $66 million after income tax, or $0.12 per share, from interest rate instruments, a gain of approximately $29 million after income tax, or $0.05 per share, from foreign exchange rate instruments, and a gain of approximately $8 million after income tax, or $0.02 per share, from commodity contracts.

(3)
Amount consists of a loss of $40 million after income tax, or $0.07 per share, resulting from an impairment charge related to an equity method investment in a Latin American telecommunications company, and a loss of $14 million after income tax, or $0.03 per share, related to the loss on sale of an equity method investment in a Latin American telecommunications company. Additionally, amount includes a loss of $50 million after income tax, or $0.09 per share, related to the loss recognized on the sale of CANTV shares.

(4)
The Company has recorded the retroactive regulatory decision by the Brazilian regulator depriving AES Sul of amounts the Company believes it was entitled to receive as a reduction in revenue. Pro forma revenues for the nine months ended September 30, 2002, approximate $6.7 billion.

Business Segment Results

        AES's business segments, which include Contract Generation, Large Utilities, Competitive Supply and Growth Distribution generated combined income before income taxes (EBT) of $257 million for the third quarter of 2002 as compared to $359 million during the same period last year. On a geographic basis, EBT for the third quarter of 2002 was generated 71% from North America, 6% from South America, 6% from the Caribbean, 11% from Asia and 6% from Europe and Africa.

Contract Generation

	3Q 2002	3Q 2001	Variance
	($ in millions)
Segment revenues	$611	$590	$21
% of total revenues	29%	32%	(3)%
Operating margin	$245	$152	$93
% of segment revenues	40%	26%	14%
EBT	$142	$75	$67
% of total EBT	55%	21%	34%

        Contract Generation consists of our power plants located around the world that have contractually limited their exposure to commodity price risks (primarily electricity prices) for a period of at least five years and for 75% or more of their expected output capacity.

        For the third quarter of 2002, Contract Generation revenues were $611 million and represented 29% of total revenues for the quarter, an increase of $21 million over 2001. The most significant contributions continued to be from North and South America, which in aggregate comprised 61% of Contract Generation revenue for the quarter as compared to 63% for the third quarter of 2001. Revenues were enhanced with the addition of recently completed contract generation businesses totaling 1,537 mw (added subsequent to the third quarter of 2001), including Ironwood in Pennsylvania (705 mw natural gas) and Red Oak in New Jersey (832 mw natural gas). Revenues also improved at Warrior Run in Maryland, Shady Point in Oklahoma, Tiszai in Hungary, Ebute in Nigeria, Los Mina in the Dominican Republic and Ecogen in Australia. These improvements were offset by declines at Uruguaiana and Tiete in Brazil, the Gener plants in Chile, Southland and Mendota in California, Lal Pir and Pak Gen in Pakistan and Haripur in Bangladesh.

        The operating margin (as a percentage of revenues) for our Contract Generation segment showed significant improvement over the third quarter of 2001 at 40% for the third quarter of 2002 as compared to 26% for the third quarter of 2001. Stronger margins and margin percentages arose during the quarter at most contract generation plants in South America, North America, Europe and Africa, with the most significant improvements at Tiete and Uruguaiana in Brazil (due to the discontinuance of electricity rationing in 2002), Warrior Run, Ironwood and Red Oak in the U.S., Kilroot in Northern Ireland, Tiszai in Hungary and Ebute in Nigeria. These improvements were partially offset by declines at Southland and Mendota in California, Lal Pir and Pak Gen in Pakistan and Haripur in Bangladesh.

        As a result, Contract Generation delivered $142 million of EBT (or 55% of the total) for the third quarter of 2002, an increase of 89% over the third quarter of 2001 EBT of $75 million (21% of the total). All geographic regions showed increases in EBT within the contract generation segment except for the Caribbean and Asia.

Competitive Supply

	3Q 2002	3Q 2001	Variance
	($ in millions)
Segment revenues	$437	$513	$(76)
% of total revenues	20%	28%	(8)%
Operating margin	$98	$126	$(28)
% of segment revenues	22%	25%	(3)%
EBT	$29	$83	$(54)
% of total EBT	11%	23%	(12)%

        Competitive Supply consists primarily of our power plants selling electricity directly to wholesale customers in competitive markets and as a result the profitability of such plants are generally more sensitive to fluctuations in the market price of electricity, natural gas and coal, in particular. During the third quarter, AES completed the sale of NewEnergy, a competitive retail supply business for approximately $260 million. As a result of the sale, NewEnergy's results are included in the income statement for both 2001 and 2002 periods as a discontinued operation and are therefore excluded from the discussion below.

        For the third quarter of 2002, revenues for this segment were $437 million and represented 20% of total revenues for the quarter. The most significant contributions continued to be from the competitive markets of the UK and the U.S. that in aggregate comprised 73% of Competitive Supply revenue for the quarter. Competitive market prices declined year over year in Argentina due to the devaluation of the Peso in January 2002 and prices were also lower in California and the UK compared to 2001 and as a result total revenue for the competitive supply segment decreased 15% from the third quarter of 2001. Certain plants showed offsetting revenue improvements including Tiszapalkonya in Hungary and Chivor in Colombia. Year on year increases associated with new businesses in 2002 included Parana in Argentina (845 mw gas) and Delano in California (50 mw gas).

        The operating margin (as a percentage of revenues) for our Competitive Supply segment was 22% in the third quarter of 2002, a decrease from 25% in the third quarter of 2001. Improvements in margin and margin percentages were most significant at San Nicolas in Argentina due to export contracts that include a fixed capacity payment in U.S. Dollars, at Deepwater in Texas, Tiszapalkonya and Borsod in Hungary, and in the Caribbean region at Chivor in Colombia and at Panama. These improvements were offset by lower margins at Alicura in Argentina, the New York plants, Whitefield in New Hampshire, Barry and Drax in the UK, and most significantly by margin reductions at Placerita in California which operated minimally during the third quarter of 2002 due to lower prices in California. Overall, operating margin for competitive supply declined 22% to $98 million for the third quarter of 2002.

        As a result of lower competitive prices, primarily in California and the UK, Competitive Supply generated $29 million of EBT (or 11% of the total) for the third quarter of 2002, a decrease from the 2001 third quarter EBT of $83 million.

Large Utilities

	3Q 2002	3Q 2001	Variance
	($ in millions)
Segment revenues	$781	$424	$357
% of total revenues	37%	23%	14%
Operating margin	$200	$155	$45
% of segment revenues	26%	37%	(11)%
EBT	$87	$203	$(116)
% of total EBT	34%	56%	(22)%

        The Large Utilities segment is comprised of our four large integrated utilities that serve nearly 11 million customers in North America, the Caribbean and South America. Businesses include IPALCO in Indiana, EDC in Venezuela along with CEMIG (an equity affiliate) and Eletropaulo in Brazil. During the second quarter of 2002, AES announced the sale of CILCO, a large utility business serving Central Illinois, for an enterprise value of approximately $1.4 billion. As a result of the pending sale, CILCO's results are included in the income statement for both 2001 and 2002 periods as a discontinued operation and are therefore excluded from the discussion below.

        For the third quarter of 2002, revenues for this segment were $781 million and represented 37% of total revenues for the quarter. The significant increase in revenues of 84% resulted primarily from consolidating the results of Eletropaulo (serving Sao Paulo, Brazil) beginning in February 2002 when AES acquired control of that business with a 68% voting interest (increased from 49% prior to that date when Eletropaulo was treated as an equity affiliate). Additional revenues from Eletropaulo of $416 million were aided by a slight increase in revenue at IPALCO and offset by a 31% decrease in revenues at EDC to $138 million primarily due to the devaluation of the Bolivar during 2002.

        The operating margin was $200 million for the quarter, an increase of 29% over 2001 due to the consolidation of Eletropaulo and an improvement in the operating margin at IPALCO. These increases were offset by a decline in the operating margin at EDC. As a percentage of sales the operating margin for large utilities was 26%, down from 37% for the third quarter of 2001 because of reductions in margin at EDC resulting in part from the devaluation of the Bolivar as well as lower than average segment margins at Eletropaulo during the third quarter of 2002 because of slower than anticipated recovery of electricity demand from the effects of rationing in Brazil that ended in March 2002.

        Large Utilities generated $87 million of EBT (or 34% of the total) for the third quarter of 2002, down from the third quarter EBT for 2001 of $203 million (or 56%). The reduction in third quarter 2002 results primarily from reduced contributions (after associated interest costs) from Eletropaulo and EDC because of the factors discussed above.

Growth Distribution

	3Q 2002	3Q 2001	Variance
	($ in millions)
Segment revenues	$308	$317	$(9)
% of total revenues	14%	17%	(3)%
Operating margin	$48	$49	$(1)
% of segment revenues	16%	15%	1%
EBT	$—	$(2)	$2
% of total EBT	—%	—%	—%

        Our Growth Distribution segment, serving over 5 million customers, consists of electricity distribution companies that are generally located in developing countries or regions where the demand for electricity is expected to grow at a rate higher than in more developed regions.

        For the third quarter of 2002, revenues were $308 million and represented 14% of total revenues for the quarter. The Caribbean represents the most significant contributor representing 45% of growth distribution revenues, while South America represents 29% and Europe and Africa contributing the remaining 26% for the quarter.

        Growth Distribution revenues increased at Ede Este in the Dominican Republic, Kievoblenergo and Rivnooblenergo in Ukraine as well as at Sonel in Cameroon. These increases were offset by significant reductions in Argentina because of the devaluation of the Argentine Peso, reductions at Sul because of the devaluation during the quarter of the Brazilian Real, reductions in revenues at our El Salvador distribution businesses and the change to reflect Cesco in India as an equity affiliate in the third quarter of 2001.

        The operating margin was $48 million or 16% of revenues as compared with $49 million and 15% of revenues for the third quarter of 2001. Margins improved at Sul in Brazil, Sonel in Cameroon, Telasi in Georgia, Kievoblenergo and Rivnooblenergo in the Ukraine and Ede Este in the Dominican Republic. Despite the reductions in revenue and operating margin arising from the devaluation of the Argentine Peso during 2002, the margin percentages in the Argentine distribution businesses improved slightly as compared to the third quarter of 2001.

        As a result, Growth Distribution was break even for the third quarter of 2002, a slight increase from EBT of $(2) million in the third quarter of 2001.

THE AES CORPORATION—Supplemental Data

	2001					2002
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr
GEOGRAPHIC—% of Total
North America
Revenues(5)	26%	26%	32%	24%	27%	22%	22%	27%
Income before Taxes(1)	40%	31%	56%	34%	40%	34%	37%	71%
Caribbean(2)
Revenues(5)	26%	25%	24%	20%	24%	18%	17%	17%
Income before Taxes(1)	17%	29%	14%	30%	22%	13%	9%	6%
South America
Revenues(5)	20%	24%	21%	25%	22%	34%	37%	32%
Income before Taxes(1)	34%	36%	21%	24%	29%	26%	26%	6%
Europe/Africa
Revenues(5)	19%	17%	20%	24%	20%	21%	18%	18%
Income before Taxes(1)	5%	(2)%	2%	6%	3%	16%	14%	6%
Asia
Revenues(5)	9%	8%	3%	7%	7%	5%	6%	6%
Income before Taxes(1)	4%	6%	7%	6%	6%	11%	14%	11%
SEGMENTS—% of Total
Contract Generation
Revenues(5)	33%	33%	32%	32%	32%	29%	28%	29%
Operating Margin(3)	39%	37%	32%	49%	40%	39%	43%	41%
Income before Taxes(1)	35%	22%	21%	64%	34%	45%	45%	55%
Competitive Supply
Revenues(5)	27%	23%	28%	24%	26%	21%	19%	20%
Operating Margin(3)	28%	19%	26%	16%	22%	15%	16%	17%
Income before Taxes(1)	17%	4%	23%	—	12%	10%	13%	11%
Large Utilities
Revenues(5)	20%	23%	23%	19%	21%	34%	38%	37%
Operating Margin(3)	28%	35%	32%	20%	28%	34%	33%	34%
Income before Taxes(1)	48%	71%	56%	12%	49%	34%	37%	34%
Growth Distribution Businesses
Revenues(5)	20%	21%	17%	25%	21%	16%	15%	14%
Operating Margin(3)	5%	9%	10%	15%	10%	12%	8%	8%
Income before Taxes(1)	—	3%	—	24%	5%	11%	5%	—
FINANCIAL HIGHLIGHTS—$ in millions, except Total Assets in billions
Revenues(5)	$2,084	$1,877	$1,845	$1,950	$7,756	$2,248	$2,272	$2,138
Gross Margin Percentage	29%	25%	26%	33%	28%	31%	26%	28%
Income before Taxes(1)	$479	$421	$359	$323	$1,582	$392	$345	$257
Net Income Excluding
Extraordinary and Other Items(4)	$225	$181	$151	$128	$685	$176	$142	$92
Total Assets (billions)	$36	$36	$36	$37	$37	$40	$39	$37
Deprec./Amort.	$181	$186	$198	$196	$761	$200	$202	$198

(1)
Income before taxes excludes the Corporate and Business Development segment. The following items are included in the Corporate and Business Development segment: corporate interest, other corporate costs, business development expenses, Brazilian affiliates foreign currency effects, Argentine affiliates foreign currency effects, Venezuelan affiliates foreign currency effects, effects of FAS No. 133, nonrecurring items, discontinued operations and cumulative effect of accounting change.
(2)
Includes Venezuela and Colombia.
(3)
Operating Margin is revenues reduced by cost of sales, depreciation and amortization and other operating expenses.
(4)
Net income excludes Brazilian affiliates foreign currency effects, Argentine affiliates foreign currency effects, Venezuelan affiliates foreign currency effects, effects of FAS No. 133, nonrecurring items, discontinued operations and cumulative effect of accounting change.
(5)
Revenues and amounts calculated using revenues for the second quarter of 2002 exclude the effect of the provision related to the Brazilian regulatory decision recorded by AES Sul.

THE AES CORPORATION

CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2002 AND DECEMBER 31, 2001

	September 30, 2002	December 31, 2001
	($ in millions)
Assets:
Current assets:
Cash and cash equivalents, including restricted cash of $371 and $357, respectively	$1,346	$1,279
Short term investments	305	215
Accounts receivable, net of reserves of $352 and $240, respectively	1,292	1,313
Inventory	503	562
Receivable from affiliates	10	10
Deferred income taxes	338	244
Prepaid expenses and other assets	948	602
Current assets of discontinued operations	300	467

Total current assets	5,042	4,692
Property, Plant and Equipment:
Land	697	567
Electric generation and distribution assets	21,624	20,173
Accumulated depreciation	(4,102)	(3,177)
Construction in progress	4,683	4,412

Property, plant and equipment, net	22,902	21,975
Other assets:
Deferred financing costs, net	416	437
Project development costs	68	66
Investment in and advances to affiliates	1,092	3,100
Debt service reserves and other deposits	378	472
Goodwill, net	2,040	2,408
Long-term assets of discontinued operations	2,080	2,752
Other assets	2,548	910

Total other assets	8,622	10,145

Total Assets	$36,566	$36,812

Liabilities & Stockholders' Equity
Current liabilities:
Accounts payable	$1,085	$736
Accrued interest	443	281
Accrued and other liabilities	1,159	799
Current liabilities of discontinued operations	553	642
Recourse debt-current portion	1,544	488
Non-recourse debt-current portion	3,400	1,982

Total current liabilities	8,184	4,928
Long-term liabilities
Recourse debt	4,180	4,913
Non-recourse debt	14,027	13,789
Deferred income taxes	1,650	1,695
Long-term liabilities of discontinued operations	1,252	1,413
Other long-term liabilities	2,978	2,027

Total long-term liabilities	24,087	23,837
Minority interest, including discontinued operations of $41 and $124, respectively	904	1,530
Company obligated convertible mandatorily redeemable preferred securities of subsidiary trusts holding solely junior subordinated debentures of AES	978	978
Stockholders' equity:
Common stock	5	5
Additional paid-in capital	5,268	5,225
Retained earnings	2,067	2,809
Accumulated other comprehensive loss	(4,927)	(2,500)

Total stockholders' equity	2,413	5,539

Total Liabilities and Stockholders' Equity	$36,566	$36,812

THE AES CORPORATION

CAPITAL RESOURCES AND OTHER BALANCE SHEET DATA

($ in billions)

	September 30, 2002	December 31, 2001
Capitalization:
Recourse debt	$5.72	$5.40
Non-recourse debt	17.43	15.77

Total debt	23.15	21.17
Preferred Securities	0.98	0.98
Minority Interest	0.90	1.53
Stockholders' equity	2.41	5.54

Total capitalization	$27.44	$29.22

Selected Balance Sheet Data by Geographic Region:

	Property, Plant & Equipment	Total Assets	Non-recourse Debt
September 30, 2002
North America	29%	22%	25%
Caribbean	22%	18%	18%
South America	18%	25%	32%
Europe/Africa	23%	20%	18%
Asia	8%	7%	7%
Discontinued operations	—	6%	—
Corporate	—	2%	—
December 31, 2001
North America	29%	21%	28%
Caribbean	22%	18%	20%
South America	20%	27%	28%
Europe/Africa	23%	18%	19%
Asia	6%	6%	5%
Discontinued operations	—	9%	—
Corporate	—	1%	—

Selected Balance Sheet Data by Line of Business:

	Property, Plant & Equipment	Total Assets	Non-recourse Debt
September 30, 2002
Contract Generation	37%	35%	38%
Competitive Supply	33%	25%	23%
Large Utilities	24%	25%	32%
Growth Distribution Businesses	6%	7%	7%
Discontinued operations	—	6%	—
Corporate	—	2%	—
December 31, 2001
Contract Generation	37%	33%	40%
Competitive Supply	34%	25%	25%
Large Utilities	19%	20%	26%
Growth Distribution Businesses	10%	12%	9%
Discontinued operations	—	9%	—
Corporate	—	1%	—

The AES Corporation
Historical Parent Operating Cash Flow and Interest Coverage Information

        Parent Operating Cash Flow reflects cash payments to the holding company (the "Parent Company") from its subsidiary operating businesses (consisting of dividends, consulting and management fees, tax sharing payments and interest income), less Parent operating expenses. Parent Operating Cash Flow is measured after payment of principal and interest on non-recourse debt as well as maintenance capital expenditures at those businesses. As a result, it represents the cash flow that is available to service the Parent Company's liquidity needs, including debt service.

        For more detailed information regarding Parent Operating Cash Flow, see the notes below.

Parent Only Data
(Last Four Quarters):

	12 Months Ended
	1998	1999	2000	2001	September 30, 2002	September 30, 2001
	(actual $ in millions)
Parent Operating Cash Flow(1)	$360	$403	$871	$1,163	$1,236	$1,160
Parent Interest Charges(2)	$118	$164	$216	$391	$471	$338
Interest Coverage Ratio(3)	3.05x	2.46x	4.03x	2.97x	2.62x	3.43x
Parent Operating Cash Flow(1)	360	403	871	1,163	1,236	1,160
less: Development Costs and Corporate Taxes	(74)	(48)	103)	(112)	(56)	(115)
less: Total Interest Costs (including SELLs & Trust Preferred)	(150)	(198)	415)	(563)	(545)	(433)

Parent Free Cash Flow(4)	$136	$157	$353	$488	$635	$612
Parent Operating Cash Flow by Region:
North America	48%	60%	39%	54%	65%	43%
Caribbean	6%	7%	29%	17%	9%	22%
Asia	1%	6%	4%	8%	12%	6%
South America	25%	8%	17%	12%	4%	20%
Europe	20%	19%	11%	9%	10%	9%
Parent Operating Cash Flow by Line of Business
Contract Generation	67%	67%	44%	39%	59%	36%
Large Utilities	14%	3%	39%	31%	23%	39%
Competitive Supply	13%	24%	12%	28%	15%	22%
Growth Distribution Businesses	6%	6%	5%	2%	3%	3%

(Quarterly):

	Q4 2001	Q1 2002	Q2 2002	Q3 2002	Q3 2001
	(actual $ in millions
Parent Operating Cash Flow(1)	$390	$331	$263	$252	$335
Parent Interest Charges(2)	$120	$116	$105	$130	$112
Interest Coverage Ratio(3)	3.25x	2.85x	2.50x	1.94x	2.99x
Parent Operating Cash Flow(1)	390	331	263	252	335
less: Development Costs and Corporate Taxes	(24)	(14)	(11)	(7)	(25)
less: Total Interest Costs (including SELLs & Trust Preferred)	(115)	(136)	(140)	(154)	(112)

Parent Free Cash Flow(4)	$251	$181	$112	$91	$198

(Last Four Quarters):

	December 31, 2001	March 31, 2002	June 30, 2002	September 30, 2002	September 30, 2001
	(actual $ in millions)
Parent Operating Cash Flow(1)	$1,163	$1,314	$1,319	$1,236	$1,160
Parent Interest Charges(2)	$391	$428	$453	$471	$338
Interest Coverage Ratio(3)	2.97x	3.07x	2.91x	2.62x	3.43x

Note 1:

(1)
Our Parent Operating Cash Flow, formerly titled "Parent EBITDA", definition may differ from that, or similarly titled measures, used by other companies. Parent Operating Cash Flow is not a substitute for cash flows from operating activities as defined by generally accepted accounting principles, or as an indicator of operating performance or as a measure of liquidity. Parent Operating Cash Flow includes the following amounts (determined without duplication) received in cash by the Parent Company from operating subsidiaries and affiliates less Parent operating expenses:

(A)
Dividends.

(B)
Consulting and management fees.

(C)
Tax sharing payments.

(D)
Interest and other distributions paid during the period with respect to cash and other temporary cash investments.

Parent Operating Cash Flow does not include the following cash payments made to the Parent Company by its subsidiaries and affiliates:

  (A)
  Returns of invested capital.

  (B)
  Repayments of debt principal.

  (C)
  Payments released from debt service reserve accounts upon the issuance of letters of credit for the benefit of subsidiaries or affiliates.

(2)
Parent Interest Charges include interest payments both expensed and capitalized. It excludes distributions paid for trust preferred securities. This definition may differ from that, or similarly titled measures, used by other companies.

(3)
Parent Interest Coverage Ratio is defined as the ratio of Parent Operating Cash Flow for such period to Parent Interest Charges for such period.

(4)
Parent Free Cash Flow is defined as Parent Operating Cash Flow less development costs, taxes, and Total Interest costs (including interest on SELLs and trust preferred securities dividends).

The AES Corporation
Forecasted Parent Operating Cash Flow and Liquidity 2002-2003

        In the tables below, historical (actual) information is denoted with an "A" next to the year and forecasted information is denoted with an "F" next to the year.

Parent Only Data

	Q1 2002 A	Q2 2002 A	Q3 2002 A	Q4 2002 F	YE 2002 F
	($ in millions)
Parent Operating Cash Flow(1)	$331	$263	$252	$224	$1,070
Parent Interest Charges(2)	$116	$105	$130	$107	$458
Interest Coverage Ratio(3)	2.85x	2.50x	1.94x	2.09x	2.34x
Parent Operating Cash Flow by Region:
North America	58%	46%	66%	65%	59%
Caribbean	4%	20%	2%	3%	7%
Asia	13%	13%	22%	21%	17%
Europe	10%	15%	8%	8%	10%
South America	15%	6%	2%	3%	7%
Parent Operating Cash Flow by Line of Business
Contract Generation	54%	61%	54%	73%	60%
Large Utilities	31%	34%	30%	15%	28%
Competitive Supply	14%	4%	15%	9%	11%
Growth Distribution	1%	1%	1%	3%	1%

Parent Sources & Uses

	Q1 2002 A	Q2 2002 A	Q3 2002 A	Q4 2002 F	YE 2002 F
	($ in millions)
Sources
Distributions from Subsidiaries	$340	$269	$268	$246	$1,123
less: Corporate Overhead	(9)	(6)	(16)	(22)	(53)

Parent Operating Cash Flow(1)	331	263	252	224	1,070
less: Development Costs and Corporate Taxes	(14)	(11)	(7)	(12)	(44)
less: Total Interest Costs (including SELLs & Trust Preferred)	(136)	(140)	(154)	(134)	(564)

Parent Free Cash Flow(4)	181	112	91	78	462
Agreed Asset Sales	—	—	251	—	251
Additional Asset Sales	—	—	—	—	—
Project Financing Proceeds	—	239	—	—	239
Bank Loan Renewals (net of transaction costs)(5)	—	—	—	1,570	1,570
Bond Exchange(5)	—	—	—	263	263
Beginning Liquidity	565	285	359	395	565

Total Sources	$746	$636	$701	$2,306	$3,350

Uses
Bank Loan Repayments	63	$63	$225	$—	$351
Bank Loan Renewals	—	—	—	1,620	1,620
Bond Exchange(5)	—	—	—	263	263
Bond Repayments(5)	—	—	—	188	188
Committed Investments	398	214	81	77	770
Ending Liquidity	285	359	395	158	158

Total Uses	$746	$636	$701	$2,306	$3,350

Note 2:

(1)
Please see Note 1 for definition.

(2)
Please see Note 1 for definition.

(3)
Please see Note 1 for definition.

(4)
Please see Note 1 for definition.

(5)
The forecast includes the following refinancing transaction:

(A)
"Bank Loan Renewals (net of transaction costs)" includes the following: $850 million Variable rate revolving bank loan due 2003, $425 million Term loan due 2003, $262.5 million EDC SELLs due 2003, £52.2 million letter of credit due 2004.

(B)
"Bond Exchange" includes $112.5 million of $300 million 8.75% Senior notes due December 2002, and $150 million of $200 million Remarketable or Redeemable Securities (ROARS) remarketable in June 2003. These calculations assume a 75% participation rate for the bond exchange and that the December 2002 tendered securities are exchanged for 50% cash and 50% new secured notes, while the ROARS tendered securities are exchanged 100% for the new secured notes.

  (C)
  "Bond Repayment" includes $187.5 million of 8.75% Senior notes due December 2002 repaid ($112.5 million in November 2002, $75 million at maturity in December 2002).

        Certain statements regarding AES's ("the Company's") business operations may constitute "forward looking statements" as defined by the Securities and Exchange Commission. Such statements are not historical facts, but are predictions about the future which inherently involve risks and uncertainties, which could cause our actual results to differ from those contained in the forward looking statement. We urge investors to read our descriptions and discussions of these risks that are contained under the section "Risk Factors" in the Company's Annual Report/Form 10K for the year ended December 31, 2001.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION
DATE: October 24, 2002	by:	/s/ William R. Luraschi Senior Vice President and General Counsel

QuickLinks

  Item 5. Other Events
THE AES CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE QUARTERS ENDED SEPTEMBER 30, 2002 AND 2001
THE AES CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
THE AES CORPORATION CONSOLIDATED BALANCE SHEET SEPTEMBER 30, 2002 AND DECEMBER 31, 2001
THE AES CORPORATION CAPITAL RESOURCES AND OTHER BALANCE SHEET DATA ($ in billions)
  Item 9. Regulation FD Disclosure
THE AES CORPORATION CAPITAL RESOURCES AND OTHER BALANCE SHEET DATA ($ in billions)
SIGNATURES